                                                [Amendment No. 7]

                                July 31, 1996

Brown Brothers Harriman & Co.
59 Wall Street
New York, NY 10005
Attn: Jeffrey C. Lockwood

Coutts & Co.
440 Strand
London WC2R 0QS
Attn: A.D. Hills

NBD Bank
611 Woodward Avenue
Detroit, Michigan 48226
Attn: Thomas A. Levasseur

SunTrust Bank, Atlanta
25 Park Place
24th Floor, Center 120
Atlanta, Georgia 30303
Attn: Jennifer L. McClure

Comerica Bank - Texas
8828 Stemmons Freeway, Suite 441
Dallas, Texas 75247
Attn: David B. Terry

     Re: Credit Agreement dated as of March 31, 1994, by and among Vari-Lite, Inc. ("VLI"), Showco, Inc. ("SHOWCO"), Vari-Lite Asia, Inc. ("VLA"), Vari-Lite Europe Limited ("VLE"), Theatre Projects Lighting Services Limited ("THEATRE PROJECTS") and Brilliant Stages Limited ("BRILLIANT STAGES") (VLI, Showco, VLA, VLE, Theatre Projects and Brilliant Stages are sometimes referred to herein individually as a "BORROWER" and collectively as "BORROWERS"), Vari-Lite International, Inc. ("VLH"), Vari-Lite Europe Holdings Limited ("VLEH"), Brown Brothers Harriman & Co. ("BBH"), Coutts & Co. ("COUTTS"), NBD Bank, N.A. (the name of which is now NBD Bank, a Michigan banking corporation)("NBD"), Trust Company Bank (the name of which is now SunTrust Bank, Atlanta) ("TRUST CO.") and Comerica Bank-Texas ("COMERICA") (BBH, Coutts, NBD, Trust Co. and Comerica are hereinafter individually referred to as "LENDER" and collectively referred to as "LENDERS"), and BBH in its capacity as agent for Lenders (in such capacity, the "AGENT"), as amended by (a) that certain letter agreement dated July 1, 1994, marked "[Amendment No. 1]", among the Borrowers, VLH and VLEH, as guarantors, the Lenders and the Agent, (b) that certain letter agreement

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July 31, 1996
Page 2

          dated September 30, 1994 marked "[Amendment No. 2]" among the Borrowers, VLH, VLEH, Ignition! Creative Group, Inc. ("ICG") and Irideon, Inc. ("IRIDEON") (VLH, VLEH, ICG and Irideon are sometimes referred to herein collectively as "GUARANTORS"), the Lenders and the Agent, (c) that certain letter agreement dated February 22, 1995 marked "[Amendment No. 3]" among the Borrowers, the Guarantors, the Lenders and the Agent, (d) that certain letter agreement dated November 22, 1995 marked "[Amendment
          No. 4]" among the Borrowers, the Guarantors, the Lenders and the Agent, (e) that certain letter agreement dated December 18, 1995 marked "[Amendment No. 5]" among the Borrowers, the Guarantors, the Lenders and the Agent, and
          (f) that certain letter agreement dated May 20, 1996 marked "[Amendment No. 6]" among the Borrowers, the Guarantors, the Lenders and the Agent (the "CREDIT AGREEMENT"). Unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement.

Gentlemen:

As you are aware, the Borrowers and Guarantors have requested that, among other things, (a) the Multicurrency Revolver Commitment be increased to $23,000,000, (b) the VLI Term Loan be increased to $20,500,000, (c) the amortization of each of the Term Loans be modified and extended, (d) the Maturity Date be extended, (e) the prepayment penalty with respect to the Term Loans be modified, (f) the restriction on Debt incurred by the Borrowers to finance the purchase or lease of fixed or capital amounts be increased, (g) the restrictions on dividends and distributions be modified, (h) the limit on capital expenditures by Showco be increased, and (i) that Irideon Limited, an English limited liability company ("IRIDEON (UK)"), a newly formed subsidiary of VLEH, be added as a Sterling Borrower and that the assets and stock of Irideon
(UK) be pledged to secure the obligations of the Sterling Borrowers and VLA under the Credit Agreement.

The Borrowers and the Guarantors have requested that the Agent and Lenders execute this letter agreement (hereinafter, "AMENDMENT NO. 7") in the space indicated below to evidence their agreement to the modifications and amendments contained herein.

For valuable consideration, including the issuance of the Lender Warrants (as hereinafter defined), the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrowers, the Guarantors, the Lenders and the Agent agree, subject to the satisfaction of each of the conditions precedent set forth in Section 12 of this Amendment No. 7, to the following:

     1.   AMENDMENTS TO DEFINITIONS.

          a. The following definitions contained in Exhibit "A" to the Credit Agreement shall be, and are hereby amended effective the date hereof to read in full as follows:

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July 31, 1996
Page 3

               "GUARANTIES" means, collectively, the VLH Guaranty, the VLEH Guaranty, the VLI Guaranty, the Showco Guaranty, the VLE Guaranty, the Brilliant Stages Guaranty, the Theatre Projects Guaranty, the VLA Guaranty, the SCSI Guaranty, the Irideon Guaranty and the Irideon (UK) Guaranty.

               "MATURITY DATE" means June 30, 2001, or such earlier date as the Obligation shall become due through acceleration.

               "SECURITY AGREEMENTS" means, collectively, the VLH Security Agreement, the VLI Security Agreement, the Showco Security Agreement, the VLEH Security Documents, the VLA Agreement on Bank Transactions, the VLA Security Agreement, the VLE Security Documents, the P&T Collateral Assignments, the Pledge Agreement, the SCSI Security Agreement, the Irideon Security Agreement and the Irideon (UK) Security Agreement, as any of the foregoing may be amended or supplemented from time to time.

               "STERLING BORROWERS" means VLE, Theatre Projects,
Brilliant Stages and Irideon (UK).

               "TANGIBLE NET WORTH" means, as of any date, the total shareholders' equity at stated value, additional paid-in capital and retained earnings (less any treasury stock), which would appear on a consolidated balance sheet of the Vari-Lite Corporate Group as of such date in accordance with GAAP; PROVIDED, HOWEVER, that the following values shall be excluded from any calculation of Tangible Net Worth: (i) deferred charges, (ii) excess cost over book of any business acquired, including the Vari-Lite U.K. Assets, (iii) goodwill, (iv) patents, (v) trademarks, (vi) copyrights and (vii) capitalized legal expenses.

               "VLEH PLEDGE AGREEMENT" means a stock pledge agreement in form and substance reasonably satisfactory to Agent, pursuant to which VLEH grants to Lenders a first priority security interest in and pledges to Lenders one hundred percent (100%) of the capital stock of VLE, one hundred percent (100%) of the capital stock of Theatre Projects, one hundred percent (100%) of the capital stock of Brilliant Stages and one hundred percent (100%) of the capital stock of Irideon (UK), to secure the obligations of VLEH under the VLEH Guaranty.

               "WARRANT PAYMENT" means the payment by VLH of the purchase price for the Chrysler Warrant pursuant to VLH's obligation to repurchase such Warrant contained in Section 14 of the Warrant
Certificate, which payment may only be made in the form of the Subordinated Warrant Note if the purchase price therefor is in excess of US$260,000.

          b. The definitions contained in Exhibit "A" to the Credit Agreement shall be supplemented effective the date hereof with the following definitions:

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July 31, 1996
Page 4

               "FISCAL YEAR" means the annual period commencing on October 1 and ending on September 30.

               "IRIDEON (UK)" means Irideon Limited, an English limited liability company, and a wholly-owned subsidiary of VLEH.

               "IRIDEON (UK) Guaranty" means the Guaranty dated as of July 31, 1996 made by Irideon (UK) in favor of certain Lenders.

               "IRIDEON (UK) SECURITY DOCUMENTS" means one or more agreements in form and substance reasonably satisfactory to Agent and Coutts, pursuant to which Irideon (UK) grants to Lenders a first priority security interest in and to the assets of Irideon (UK), to secure the obligations of the Sterling Borrowers.

               "LENDER WARRANT AGREEMENT" means the Warrant Agreement dated as of July 31, 1996 by and between VLH and the Lender Warrant Holders pursuant to which the Lender Warrant Holders have subscribed for, and VLH has issued, Lender Warrants.

               "LENDER WARRANT HOLDERS" means BBH, Comerica, NBD and Trust Co., and "Lender Warrant Holder" means any one of the Lender Warrant Holders.

               "LENDER WARRANTS" means the Warrants for shares of Class B non-voting common stock of VLH issued to the Lender Warrant Holders pursuant to the Lender Warrant Agreement.

               "TOTAL DEBT" means, without duplication, the sum of (a) Debt PLUS (b) the unpaid principal amount of the Loan (as defined in the Credit Agreement for the Headquarters Lease Financing), LESS (c) the Debt contemplated by Section 11.2(e) representing advances by distributors and subdistributors for products leased by such distributors.

     2.   INCREASE IN MULTICURRENCY REVOLVER COMMITMENT.

          a. The Multicurrency Revolver Commitment (as such term is defined in Section 2.1(a) of the Credit Agreement) shall be increased effective the date hereof to $23,000,000.

          b. The Commitment of each Multicurrency Revolver Lender to make Multicurrency Revolver Loans (as set forth opposite each of the Multicurrency Revolver Lender's names on the signature page to the Credit Agreement) shall be increased effective the date hereof to the amount set forth opposite such Multicurrency Revolver Lender's name below:

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July 31, 1996
Page 5

         Multicurrency Revolver Lender      Multicurrency Revolver Commitment
         -----------------------------      ---------------------------------

                    BBH                                $5,111,000
                    Comerica                           $5,111,000
                    NBD                                $7,667,000
                    Trust Co.                          $5,111,000

     3.   INCREASE IN VLI TERM LOAN.

          a. The VLI Term Loan (as such term is defined in Section 2.2(a) of the Credit Agreement) shall be increased effective the date hereof to $20,500,000.

          b. The Commitment of each VLI Term Lender with respect to the VLI Term Loan (as set forth opposite such VLI Term Lender's name on the signature page to the Credit Agreement) shall be increased effective the date hereof to the amount set forth opposite such VLI Term Lender's name below:

             VLI Term Lender          VLI Term Commitment
             ---------------          -------------------

                 BBH                      $4,555,250
                 Comerica                 $4,555,250
                 NBD                      $6,834,250
                 Trust Co.                $4,555,250

          c. Upon Borrowers' satisfaction of each of the conditions precedent set forth in Section 12 of this Amendment No. 7, the VLI Term Lenders severally and not jointly agree to advance to VLI the unfunded amount of such Lender's VLI Term Commitment, in the manner specified in Section 4.2 of the Credit Agreement. No VLI Term Lender shall be responsible for any failure by any other VLI Term Lender to perform its obligations to fund its PRO RATA Percentage of the unfunded amount of the VLI Term Loan.

     4.   MODIFICATION OF REPAYMENT TERMS.   Section 6.1 of the Credit
Agreement shall be, and is hereby amended effective the date hereof, to read in full as follows:

          6.1. REPAYMENT OF TERM LOANS.

               (a) Principal payments on the VLI Term Loan shall begin on the fifth Quarterly Payment Date following the Closing Date and shall continue on each subsequent Quarterly Payment Date until the Maturity Date (or until sooner repaid), according to the following amortization schedule (for purposes of this Agreement, March 31, 1994 shall not be considered a Quarterly Payment Date):

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July 31, 1996
Page 6


            Scheduled Payment                           Amount
            -----------------                           ------

            First through Fourth Quarterly
            Payment Dates                           $           0

            Fifth through Ninth Quarterly
            Payment Dates                           $  700,000.00

            Tenth through Thirteenth Quarterly
            Payment Dates                           $  500,000.00

            Fourteenth through Twenty Eighth
            Quarterly Payment Dates                 $  750,000.00

            Maturity Date                           $7,250,000.00

               (b) Principal payments on the Sterling Term Loan shall begin on the fifth Quarterly Payment Date following the Closing Date and shall continue on each subsequent Quarterly Payment Date until the Maturity Date (or until sooner repaid), according to the following amortization schedule (for purposes of this Agreement, March 31, 1994 shall not be considered a Quarterly Payment Date):

            Scheduled Payment                          Amount
            -----------------                          ------
            First through Fourth Quarterly
            Payment Dates                           L           0

            Fifth through Ninth Quarterly
            Payment Dates                           L  260,000.00

            Tenth through Twenty Eighth
            Quarterly Payment Dates                 L  175,000.00

            Maturity Date                           L  575,000.00

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July 31, 1996
Page 7

               (c) Principal payments on the VLA Term Loan shall begin on the fifth Quarterly Payment Date following the Closing Date and shall continue on each subsequent Quarterly Payment Date until the Maturity Date (or until sooner repaid), according to the following amortization schedule (for purposes of this Agreement, March 31, 1994 shall not be considered a Quarterly Payment Date):

                Scheduled Payment                        Amount
                -----------------                        ------

                First through Fourth Quarterly
                Payment Dates                        Y             0

                Fifth through Ninth Quarterly
                Payment Dates                        Y 10,000,000.00

                Tenth through Twenty Eighth
                Quarterly Payment Dates              Y  7,000,000.00

                Maturity Date                        Y 17,000,000.00

     5. MODIFICATION OF PREPAYMENT FEE. Section 6.3 of the Credit Agreement shall be, and is hereby amended effective the date hereof, to read in full as follows:

          6.3. PREPAYMENT FEE.

               In addition to any amounts payable pursuant to SECTION 4.4(f), the Borrowers shall pay to the Agent, for the benefit of each Term Lender and in accordance with its PRO RATA Percentage of the Term Loans, a fee of (a) one-half of one percent (.50%) of the prepaid amount for any Term Loan prepaid at any time during the period commencing on the Closing Date and ending on March 31, 1997, and (b) one-quarter of one percent (.25%) of the prepaid amount for any Term Loan prepaid at any time during the period commencing on April 1, 1997 and ending on March 31, 1998. There shall be no prepayment fee on any prepayment of the Term Loans made on or after April 1, 1998.

     6. AMENDMENT TO FINANCIAL MAINTENANCE COVENANTS. Article 10 of the Credit Agreement shall be, and is hereby amended effective the date hereof (with the exception that the amendment to Section 10.3 shall not be effective until September 30, 1996), to read in full as follows:

          10.1.     Minimum Fixed Charge Coverage Ratio.

               VLH shall not permit, for the twelve-month period ending on the date of the calculation thereof, its ratio of (i) EBITDA to (ii) Fixed Charges (excluding the non-cash interest expense related to the amortization of the discount resulting from the issuance of the

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July 31, 1996
Page 8

Lender Warrants), on a consolidated basis, to be less than the ratio indicated below at all times during the period set forth below:

          Period                                Ratio
          ------                                -----

          Beginning on June 30, 1996            1.80 to 1
          and ending on October 30, 1996

          Beginning on October 31, 1996         2.00 to 1
          and ending on April 29, 1997

          Beginning on April 30, 1997           2.50 to 1
          and ending on October 30, 1997

          Beginning on October 31, 1997         2.75 to 1
          and ending on April 29, 1999

          Beginning on April 30, 1999           3.00 to 1
          and ending on June 29, 2000

          Beginning on June 30, 2000            3.25 to 1
          and ending on March 30, 2001

          On and after March 31, 2001           3.50 to 1

          10.2.     EARNINGS RATIO.

               VLH shall not permit, for the twelve-month period ending on the date of the calculation thereof, its ratio of (i) EBIT to (ii) Interest Expense (excluding the non-cash interest expense related to the amortization of the discount resulting from the issuance of the Lender Warrants), on a consolidated basis, to be less than the ratio indicated below at all times during the period set forth below:

          Period                                Ratio
          ------
          Beginning on June 30, 1996            1.80 to 1
          and ending on October 30, 1996

          Beginning on October 31, 1996         2.25 to 1
          and ending on March 30, 1998

          Beginning on March 31, 1998           2.50 to 1
          and ending on April 29, 1999

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July 31, 1996
Page 9

          Beginning on April 30, 1999           3.00 to 1
          and ending on June 29, 2000

          Beginning on June 30, 2000            3.50 to 1
          and ending on March 30, 2001

          On and after March 31, 2001           4.00 to 1

          10.3.     TANGIBLE NET WORTH.

               VLH shall not permit its Tangible Net Worth, on a consolidated basis, at any time during each Fiscal Year, commencing with the Fiscal Year ending September 30, 1996, to be less than the sum of (a) $16,500,000, plus
(b) sixty percent (60%) of the consolidated Net Income of VLH (with no reduction for losses) for each subsequent Fiscal Year, commencing with the Fiscal Year ending September 30, 1997, plus (c) sixty percent (60%) of the net proceeds received by VLH from any public offering of its common stock.

          10.4.     LEVERAGE RATIO.

               VLH shall not permit its ratio of (i) Liabilities to (ii) Tangible Net Worth, on a consolidated basis, to be greater than the ratio indicated below at any time during the period set forth below:

          Period                               Ratio
          ------                               -----
          Beginning on June 30, 1996           3.60 to 1
          and ending on October 30, 1998

          Beginning on October 31, 1998        3.00 to 1
          and ending on July 30, 1999

          Beginning on July 31, 1999           2.50 to 1
          and ending on October 30, 2000

          On and after October 31, 2000        2.00 to 1

          10.5.     BOOK VALUE.

               VLH shall not permit at any time (i) its ratio of (A) the book value of the Equipment and Inventory of the Vari-Lite Corporate Group located in the United States to (B) the outstanding principal indebtedness plus accrued and unpaid interest of VLI and Showco hereunder, on a consolidated basis, to be less than (x) 0.75:1.0 at any time from the date hereof to and including October 30, 1999, and (y) 1.0:1.0 at any time on or after October 31, 1999; or

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July 31, 1996
Page 10

(ii) its ratio of (A) the book value of the Equipment and Inventory of the Vari-Lite Corporate Group wherever located in the United States, England and Japan to (B) the outstanding principal indebtedness and accrued plus unpaid interest of all members of the Vari-Lite Corporate Group hereunder, on a consolidated basis, to be less than (x) 1.25:1.0 at any time from the date hereof to and including October 30, 1999, and (y) 1.75:1.0 at any time on or after October 31, 1999. In computing compliance with this SECTION 10.5, the book value of any Equipment which is leased pursuant to the leases described in EXHIBIT 10.5 shall be excluded.

          10.6.     CAPITAL EXPENDITURE COVERAGE RATIO.

                    VLH shall not permit, for the twelve-month period ending on the date of calculation thereof, its ratio of (i) EBITDA to (ii) Capital Expenditures, on a consolidated basis, to be less than the ratio indicated below at all times during the periods set forth below:

          Period                               Ratio
          ------                               -----

          Beginning on June 30, 1996           0.90 to 1
          and ending on February 27, 1998

          Beginning on February 28, 1998       1.00 to 1
          and ending on October 30, 1999

          Beginning on October 31, 1999        1.25 to 1
          and ending on May 30, 2001

          On and after May 31, 2001            1.50 to 1

          10.7.     TOTAL DEBT TO CASH FLOW RATIO.

               VLH shall not permit its ratio of (i) Total Debt as of the last day of each month during the periods set forth below, to (ii) EBITDA for the 12-month period then ending, on a consolidated basis, to be greater than the ratio indicated below at any time during the periods set forth below:

          Period                                  Ratio
          ------                                  -----

          Beginning on June 30, 1996              2.50 to 1
          and ending on October 30, 1998

          On and after October 31, 1998           2.00 to 1

     7.   AMENDMENT TO LIMITATION ON DEBT.   Section 11.2(d) of the
Credit Agreement shall be, and is hereby amended effective the date hereof, to read in full as follows:

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July 31, 1996
Page 11

          (d) Debt incurred upon acquisition or within 90 days thereof to finance the purchase or lease of fixed or capital assets (excluding lighting and sound equipment and other equipment which is typically leased or rented by the Vari-Lite Corporate Group to its customers) up to a maximum aggregate amount for the consolidated Vari-Lite Corporate Group at any one time outstanding of $4,000,000; provided, however, that no greater than $2,000,000 of such Debt may be incurred in any fiscal year.

     8.   AMENDMENT TO RESTRICTIONS ON DIVIDENDS AND DISTRIBUTIONS. Section
11.4 of the Credit Agreement shall be, and is hereby amended effective the date hereof, to read in full as follows:

          11.4.     DIVIDENDS, DISTRIBUTIONS, ETC.

                    VLH will not declare or make any dividend payment or other distribution of Assets, cash, rights, obligations, or securities on account of any shares of any class of capital stock of VLH, or purchase, redeem, or otherwise acquire for value any shares of any class of capital stock of VLH or any warrants, rights, or options to acquire any such shares, now or hereafter outstanding; PROVIDED THAT, so long as no Default or Event of Default is continuing:

                    (a) VLH may pay dividends during each Fiscal Year, commencing with the Fiscal Year ending September 30, 1996, in an aggregate amount not to exceed thirty percent (30%) of the result obtained by subtracting (a) all cash payments made during such period under the Subordinated Warrant Note from (b) consolidated Net Income of VLH for such Fiscal Year; and

                    (b) VLH may (i) repurchase the Chrysler Warrant (A) for cash, to the extent the purchase price does not exceed US$260,000 or, (B) through the issuance of the Subordinated Warrant Note, (ii) repurchase Lender Warrants and Warrant Shares (as defined in the Lender Warrant Agreement) upon the exercise of the right of first refusal granted in favor of VLH in the Lender Warrant Agreement and (iii) repurchase shares of its Class B Common Stock as contemplated by the Buy-Sell Agreements, but, with respect to the shares of the Engineers, only by the issuance of Share Repurchase Notes.

     9.   AMENDMENT TO CAPITAL EXPENDITURE RESTRICTION.   Section 11.7(a) of
the Credit Agreement shall be, and is hereby amended effective the date hereof, to read in full as follows:

          (a) Showco shall not make expenditures for fixed or capital assets during any Fiscal Year in excess of the amount set forth below:

          Fiscal Year                Amount
          -----------                ------
             1996                  $2,000,000
             1997                  $2,000,000
             1998                  $3,000,000


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July 31, 1996
Page 12

           1999                  $2,000,000
           2000                  $2,000,000
           2001                  $2,000,000



     10. AMENDMENT TO EVENTS OF DEFAULT. Section 12.1 of the Credit Agreement shall be, and is hereby amended and supplemented effective the date hereof, by deleting the word "or" at the end of subparagraph (m), amending subparagraph (n) in its entirety, and adding a new subparagraph
(o), the latter two of which shall read in full as follows:

          (n) VLH shall acquire the Chrysler Warrant in a manner other than as permitted by Section 11.4(d); or

          (o) VLH shall be in breach of any of its representations, warranties, covenants or other obligations under any of the Lender Warrants or the Lender Warrant Agreement, and any such breach shall continue beyond the period of grace, if any, set forth therein.

     11.  ADDITION OF IRIDEON (UK) AS A STERLING BORROWER.
Effective the date hereof, Irideon (UK) shall be, and is hereby, a Sterling Borrower for all purposes. In consideration therefor, Irideon (UK) hereby:

          (a)  Represents and warrants to Lenders that:

               (i) It is a corporation duly organized, validly existing, and in good standing under the laws of England and is duly qualified or licensed to do business in all jurisdictions where the properties owned or the business transacted by it makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect.

               (ii) It is duly authorized and empowered to execute, deliver and perform its obligations under each Loan Document to which it is a party, and all such corporate action on its part requisite for the due execution, delivery and performance of each Loan Document to which it is a party has been duly and effectively taken.

               (iii) The execution, delivery and performance by it of each Loan Document to which it is a party and the effectuation of the transactions contemplated by any Loan Document, do not and will not violate any provision of, or result in a default under, its charter documents or by-laws or any material agreement or Governmental Requirement to which it is subject, or result in the creation or imposition of any Lien upon any of its properties, other than those in favor of the Lenders, as contemplated by the Loan Documents.

               (iv) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and

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July 31, 1996
Page 13

performance by it of any Loan Document to which it is a party or the effectuation of the transactions contemplated under any Loan Document, except for the filing of certain of the Security Documents.

               (v) Each Loan Document to which it is a party will constitute, when delivered hereunder, the legal, valid and binding obligation of Irideon (UK) enforceable against Irideon (UK) in accordance with its respective terms, except as such enforceability may be (A) limited by the effect of any Debtor Laws, or (B) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at law).

          b. Confirms and agrees that so long as any Obligations of any Borrower remain outstanding or any Lender shall have any Commitment to any Borrower under the Credit Agreement, it shall comply with (a) the affirmative covenants contained in ARTICLE 9 of the Credit Agreement,
(b) the negative covenants contained in ARTICLE 11 of the Credit Agreement and (c) any other provisions of the Credit Agreement applicable to the Sterling Borrowers and the Guarantors.

     12. CONDITIONS PRECEDENT. Each of the modifications and amendments set forth herein is subject to the satisfaction of each of the following conditions precedent:

          a. Each Multicurrency Revolver Lender shall have received a modification and renewal Multicurrency Revolver Note jointly and severally executed and delivered by Showco and VLI which shall be (i) dated the date hereof; (ii) in the principal amount of such Multicurrency Revolver Lender's PRO RATA Percentage of the Multicurrency Revolver Commitment as increased in this Amendment No. 7; (iii) substantially in the form of EXHIBIT 1 to this Amendment No. 7 with the blanks appropriately filled; (iv) payable to the order of such Multicurrency Revolver Lender on the Maturity Date; and (v) subject to acceleration upon the occurrence of an Event of Default. Upon receipt by each Multicurrency Revolver Lender of the modification and renewal Multicurrency Revolver Note to be delivered to it pursuant to this
Section 12.a., such Multicurrency Revolver Lender shall return to VLI (for the benefit of VLI and Showco) the Multicurrency Revolver Note presently held by such Multicurrency Revolver Lender evidencing such Multicurrency Revolver Lender's PRO RATA Percentage of the Multicurrency Revolver Commitment prior to giving effect to this Amendment No. 7, duly marked "Replaced."

          b. Each VLI Term Lender shall have received a modification and renewal of the Term Note executed and delivered by VLI which shall be (i) dated the date hereof; (ii) in the principal amount of such VLI Term Lender's PRO RATA Percentage of the VLI Term Loan as increased in this Amendment No. 7; (iii) substantially in the form of EXHIBIT 2 to this Amendment No. 7 with the blanks appropriately filled; (iv) payable to the order of such VLI Term Lender in full on or before the Maturity Date; and (v) subject to acceleration upon the occurrence of an Event of Default. Upon receipt by each VLI Term Lender of the modification and renewal VLI

July 31, 1996
Page 14

Term Note to be delivered to it pursuant to this Section 12.c., the VLI Term Lender shall return to VLI (for the benefit of the VLI Term
Borrowers) the VLI Term Note presently held by the VLI Term Lender evidencing such VLI Term Loan prior to giving effect to this Amendment No. 7, duly marked "Replaced."

          c. The Sterling Revolver Lender shall have received a modification and renewal Sterling Revolver Note jointly and severally executed and delivered by the Sterling Borrowers which shall be (i) dated the date hereof; (ii) in the principal amount of such Sterling Revolver Lender's PRO RATA Percentage of the Sterling Revolver Commitment; (iii) substantially in the form of EXHIBIT 3 to this Amendment No. 7 with the blanks appropriately filled; (iv) payable to the order of such Sterling Revolver Lender on the Maturity Date; and (v) subject to acceleration upon the occurrence of an Event of Default.
Upon receipt by the Sterling Revolver Lender of the modification and renewal Sterling Revolver Note to be delivered to it pursuant to this
Section 12.b., the Sterling Revolver Lender shall return to VLH (for the benefit of the Sterling Borrowers) the Sterling Revolver Note presently held by the Sterling Revolver Lender evidencing the Sterling Revolver Lender's PRO RATA Percentage of the Sterling Revolver Commitment prior to giving effect to this Amendment No. 7, duly marked "Replaced."

          d. Each Sterling Term Lender shall have received a modification and renewal of the Term Note jointly and severally executed and delivered by the Sterling Borrowers which shall be (i) dated the date hereof; (ii) in the principal amount of such Sterling Term Lender's Pro Rata Percentage of the Sterling Term Loan; (iii) substantially in the form of EXHIBIT 4 to this Amendment No. 7 with the blanks appropriately filled; (iv) payable to the order of such Sterling Term Lender in full on or before the Maturity Date; and (v) subject to acceleration upon the occurrence of an Event of Default. Upon receipt by each Sterling Term Lender of the modification and renewal Term Note to be delivered to it pursuant to this Section 12.d., the Sterling Term Lender shall return to VLH (for the benefit of the Sterling Borrowers) the Term Note presently held by the Sterling Term Lenders evidencing such Sterling Term Loan prior to giving effect to this Amendment No. 7, duly marked "Replaced."

          e. The Agent shall have received an Officer's Certificate for each of VLI and Showco certifying to resolutions of their respective Boards of Directors approving and authorizing the increase in the Multicurrency Revolver Commitment and the VLI Term Loan, as the case may be, contemplated by Sections 12.a. and 12.b. of this Amendment No. 7 and the execution, delivery and performance of this Amendment No. 7 and the new Notes to be executed and delivered pursuant to Sections 12.a. and 12.b. of this Amendment No. 7.

          f. The Agent shall have received the Security Agreement and other Security Documents, duly executed by Irideon (UK).

          g. The Agent shall have received an amendment and/or supplement to the VLEH Pledge Agreement which pledges thereunder the stock of Irideon (UK), as well as share

July 31, 1996
Page 15

certificate(s) representing one hundred percent (100%) of the issued capital stock of Irideon (UK), which shall also include a signed stock power in blank.

          h. The Agent shall have received an Officer's Certificate for Irideon (UK) certifying to resolutions of its Board of Directors approving and authorizing it being named as a Sterling Borrower under the Credit Agreement, and its delivery of its respective Security Documents and Guaranty.

          i. The Agent shall have received an Officer's Certificate for VLEH certifying to resolutions of its Board of Directors approving and authorizing the pledge of the Irideon (UK) stock.

          j. The Agent shall have received a favorable opinion of Gardere & Wynne, L.L.P., U.S. counsel to the Vari-Lite Corporate Group, addressing such matters as the Agent may reasonably request.

          k. The Agent shall have received a favorable opinion of Baker & McKenzie, English counsel to the Vari-Lite Corporate Group, addressing such matters as the Agent may reasonably request.

          l. VLH and the Lender Warrant Holders shall have entered into the Lender Warrant Agreement, and VLH shall have issued to the Lender Warrant Holders their respective Lender Warrants.

          m. The Agent shall have received such other documents as it may reasonably request.

          n. The Borrowers shall have paid to the Agent for the account of each Lender a closing fee and an amendment fee which shall be distributed by the Agent to the Lenders in accordance with the following table:

               Lender      Closing Fee    Amendment Fee
               ------      -----------    -------------

               BBH           $44,440         $ 6,267
               Comerica      $44,440         $ 5,222
               Coutts        $0              $ 7,543
               NBD           $66,680         $11,296
               Trust Co.     $44,440         $ 5,222

The Borrowers shall also have paid to the Agent for its own account an origination fee of $50,000. The fees described in this Section represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of the

July 31, 1996
Page 16

Borrowers to pay such fees shall be in addition to, and not in lieu of, the obligation of any Borrower to pay interest, other fees described in the Agreement, and expenses described in the Agreement. All such fees shall be part of the Obligations and shall be nonrefundable.

          o. The Borrowers and Guarantors shall pay, at closing, all reasonable costs and expenses of Agent (including, without limitation, all reasonable fees, costs and expenses of Agent's legal counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment No. 7.

     13. REPRESENTATIONS AND WARRANTIES. In order to induce each Lender to enter into this Amendment No. 7, each Borrower and each Guarantor hereby represents and warrants to each Lender as follows:

          a. The representations and warranties of the Borrowers and VLH contained in Article 8 of the Credit Agreement (except for those Sections or parts thereof which, by their terms, relate to a specified date) are true and correct in all material respects on and as of the date hereof, as though made on and as of such date.

          b. No event has occurred and is continuing, or would result from the execution of this Amendment No. 7 (and after giving effect to the provisions hereof), which, absent this Amendment, constitutes a Default or Event of Default.

          c. No material adverse change has occurred with respect to the financial condition, business, properties or operations of the Vari-Lite Corporate Group, on a consolidated basis, since the date of the most recent financial statements delivered to the Agent pursuant to
Section 9.2 of the Credit Agreement.

          d. Each of the Borrowers and Guarantors executing this Amendment No. 7 is duly authorized and empowered to execute this Amendment No. 7, and the execution hereof will not violate any Governmental Requirement, the violation of which would have a Material Adverse Effect.

     14. REAFFIRMATION OF SECURITY DOCUMENTS AND GUARANTEES. Each Borrower and each Guarantor, after giving effect to the amendments set forth herein, hereby (a) reaffirms each Guaranty and each Security Document previously executed and delivered by such Borrower or Guarantor (as applicable), (b) acknowledges and agrees that, to the extent the Guaranties and Security Documents executed and delivered by such Borrower or Guarantor (as applicable) guarantee, or secure payment of amounts outstanding under the Multicurrency Revolver Commitment or the VLI Term Loan, such Guarantees and Security Documents continue to secure payment of and guaranty (as applicable) amounts outstanding under the Multicurrency Revolver Commitment and VLI Term Loan as redefined herein, and (c) reaffirms and acknowledges that the Guarantees and Security Documents executed and delivered by such Borrower or Guarantor

July 31, 1996
Page 17

(as applicable) continue to evidence the valid, binding and enforceable obligation of such Borrower or Guarantor (as applicable), subject only to applicable Debtor Laws.

     15. REAFFIRMATION OF CREDIT AGREEMENT. The Credit Agreement, as amended by this Amendment No. 7, is ratified and confirmed and all of the rights and powers created hereby or thereunder shall be and remain in full force and effect. From and after the date hereof, all references in the Credit Agreement to the Agreement shall be deemed to be references to the Credit Agreement after giving effect to this Amendment No. 7, and all prior Amendments.

     16. LENDER WARRANTS. The Lender Warrants being issued to the Lender Warrant Holders pursuant to the Lender Warrant Agreement are being issued by VLH in consideration for the increase in the commitment of the VLI Term Lenders under the VLI Term Loan. As such, Coutts does hereby recognize and agree that it has no right to or interest in the Lender Warrants and does hereby disclaim any right, title or interest in and under the Lender Warrants and the Lender Warrant Agreement, and hereby further recognizes and agrees that all benefits under the Lender Warrants and the Lender Warrant Agreement inure solely for the benefit of the Lender Warrant Holders.

     17. NO UNINTENDED WAIVERS. The execution, delivery and effectiveness of this Amendment No. 7 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement, as amended hereby, or under any of the Loan Documents to which any Borrower or Guarantor is a party.

     18. EXPENSES OF AGENT. The Borrowers and the Guarantors agree to pay all reasonable costs and expenses of Agent (including, without limitation, all reasonable fees, costs and expenses of Agent's legal counsel, subject to a fee cap (exclusive of disbursements or expenses) of (a) US$42,500 for Haynes and Boone, L.L.P. and (b) L10,000 for Wilde Sapte) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment No. 7, the Lender Warrant Agreement and all other Loan Documents executed in connection herewith.

     19. GOVERNING LAW. THIS AMENDMENT NO. 7 SHALL BE DEEMED TO BE AN AGREEMENT EXECUTED BY THE PARTIES HERETO UNDER THE LAWS OF THE STATE OF NEW YORK, AND SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW.

     20. COUNTERPARTS. This Amendment No. 7 shall become effective as of the date first written above when a counterpart of this Amendment No. 7 has been executed by all parties listed on the signature pages hereto. It is not necessary that all signatures appear on the same counterpart. Each such counterpart shall be deemed to be an original, and all counterparts, when taken together, shall constitute but one and the same instrument.

July 31, 1996
Page 18

     21. COMPLETE AGREEMENT. THIS AMENDMENT NO. 7, TOGETHER WITH THE CREDIT AGREEMENT, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR
SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     This Amendment No. 7 has been executed by the duly authorized officers of the Borrowers and the Guarantors. Please acknowledge your agreement to the terms and conditions contained herein by executing this Amendment No. 7 in the space indicated below.

           REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                    SIGNATURE PAGE(S) FOLLOW.

July 31, 1996
Page 19

                            Very truly yours,

                            BORROWERS:

                            VARI-LITE, INC.


                            By: /s/ H.R. Brutsche III
                                ----------------------------------------
                                H.R. Brutsche III
                                President

                            SHOWCO, INC.



                            By: /s/ Michael P. Herman
                                ----------------------------------------
                                Michael P. Herman
                                Vice President - Finance

                            VARI-LITE ASIA, INC.


                            By: /s/ H.R. Brutsche III
                                ----------------------------------------
                                H.R. Brutsche III
                                Chairman of the Board and
                                Representative Director

                            VARI-LITE EUROPE LIMITED



                            By: /s/ H.R. Brutsche III
                                ----------------------------------------
                                H.R. Brutsche III
                                Director

                            THEATRE PROJECTS LIGHTING SERVICES
                            LIMITED



                            By: /s/ H.R. Brutsche III
                                ----------------------------------------
                                H.R. Brutsche III
                                Director

July 31, 1996
Page 20

                            BRILLIANT STAGES LIMITED



                            By: /s/ H.R. Brutsche III
                                ------------------------------
                                H.R. Brutsche III
                                Director

                            IRIDEON LIMITED



                            By: /s/ H.R. Brutsche III
                                ------------------------------
                                H.R. Brutsche III
                                Director

                            GUARANTORS:

                            VARI-LITE INTERNATIONAL, INC.



                            By: /s/ H.R. Brutsche III
                                ------------------------------
                                H.R. Brutsche III
                                President

                            VARI-LITE EUROPE HOLDINGS LIMITED



                            By: /s/ H.R. Brutsche III
                                ------------------------------
                                H.R. Brutsche III
                                Director

                            IGNITION! CREATIVE SERVICES, INC.



                            By: /s/ Michael P. Herman
                                ------------------------------
                                Michael P. Herman
                                Vice President - Finance

July 31, 1996
Page 21



                            IRIDEON, INC.



                            By: /s/ H.R. Brutsche III
                                ------------------------------
                                H.R. Brutsche III
                                President

                            CONCERT PRODUCTION LIGHTING, INC.



                            By: /s/ H.R. Brutsche III
                                ------------------------------
                                H.R. Brutsche III
                                President

ACKNOWLEDGED AND AGREED
as of the 31st day of July, 1996

AGENT:

PER PRO BROWN BROTHERS HARRIMAN & CO.


     By: /s/ W. Carter Sullivan
         ------------------------------
         W. Carter Sullivan
         Senior Manager

LENDERS:

PER PRO BROWN BROTHERS HARRIMAN & CO.


     By: /s/ W. Carter Sullivan
         ------------------------------
         W. Carter Sullivan
         Senior Manager

July 31, 1996
Page 22

     COUTTS & CO.


     By: /s/ A. D. Hills
         ------------------------------
     Name:  A. D. Hills
     Title: Manager

     NBD BANK


     By:/s/ Thomas A. Levasseur
         ------------------------------
     Name:  Thomas A. Levasseur
     Title:  Vice President

     SUNTRUST BANK, ATLANTA
     (formerly known as Trust Company Bank)


     By: /s/ Jennifer L. McClure
         ------------------------------
     Name:  Jennifer L. McClure
     Title: Banking Officer


     By: /s/ John A. Fields, Jr.
         ------------------------------
     Name:  John A. Fields, Jr.
     Title: Vice President


     COMERICA BANK-TEXAS


     By: /s/ David Terry
         ------------------------------
     Name:  David Terry
     Title: Corporate Banking Officer